QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 5, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1852016 (I.R.S. Employer Identification No.)

Anthera Pharmaceuticals, Inc.
25801 Industrial Boulevard, Suite B
Hayward, California 94545
(510) 856-5600
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive office)

Paul F. Truex
President and Chief Executive Officer
25801 Industrial Boulevard, Suite B
Hayward, California 94545
Telephone: (510) 856-5600
Facsimile: (510) 856-5597
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Bradley A. Bugdanowitz, Esq. Goodwin Procter LLP Three Embarcadero Center, 24th Floor San Francisco, California 94111-4003

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-179043

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, $0.001 par value per share	$3,210,000	$437.84

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This registration statement registers an indeterminate number of shares of common stock, preferred stock, debt securities and warrants that the registrant may sell from time to time. The registrant previously registered securities at an aggregated offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-179043), which was declared effective on January 24, 2012. On July 24, 2012, the registrant sold 37,950,000 shares of common stock pursuant to this registration statement, for an aggregated offering price of $37,950,000; on January 30, 2013 the registrant sold 60,606,061 shares of common stock pursuant to this registration statement for an aggregated offering price of $40,000,000; and on February 27, 2013 the registrant sold 9,090,909 shares of common stock pursuant to this registration statement for an aggregated offering price of $6,000,000. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,210,000 is hereby registered.

          This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed to register additional shares of our common stock, par value $0.001 per share, preferred stock, par value $0.001 per share, debt securities and warrants with an aggregate public offering price not to exceed $3,210,000, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-179043), which was declared effective by the Securities and Exchange Commission on January 24, 2012. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-179043), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included therein.

        The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Hayward, State of California, on April 5, 2013.

Anthera Pharmaceuticals, Inc.
By:	/s/ PAUL F. TRUEX Paul F. Truex, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL F. TRUEX Paul F. Truex	President and Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2013
/s/ CHRISTOPHER P. LOWE Christopher P. Lowe	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2013
* Christopher S. Henney	Chairman of the Board of Directors	April 5, 2013
Sanford Zweifach	Director	April , 2013
* Bogdan Dziurzynski	Director	April 5, 2013
* James I. Healy	Director	April 5, 2013
* Daniel K. Spiegelman	Director	April 5, 2013
* David E. Thompson	Director	April 5, 2013

Signature		Title	Date

* Peter A. Thompson		Director	April 5, 2013
*By:	/s/ CHRISTOPHER P. LOWE Christopher P. Lowe Attorney-in-fact

 EXHIBIT INDEX

Number	Description
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney(1)

(1)
Previously filed on the signature page to the Registrant's Registration Statement on Form S-3 (File No. 333-179043), filed with the Securities and Exchange Commission on January 18, 2012, and incorporated by reference herein.

QuickLinks

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX